Exhibit 99.1

Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2004
FOURTH QUARTER AND YEAR END RESULTS

     Phoenix, Arizona, October 5, 2004 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2004 financial results for the fourth quarter and year ended August 31, 2004.

     Todd S. Nelson, CEO and Chairman, said, “I am pleased to announce another strong quarter of earnings and enrollment growth with diluted earnings per share of $.52 (excluding non-cash expenses associated with the conversion of the UOPX tracking stock and the United States Department of Education settlement) and degree enrollment growth of 28% (including 14% growth at University of Phoenix local campuses and 50% growth at the University of Phoenix Online campus).” Mr. Nelson further commented, “During the fourth quarter we opened four new University of Phoenix campuses, which brings the total number of new campuses opened in fiscal 2004 to nine. Additionally, the Board of Directors recently authorized an additional $500 million in Company funds to repurchase shares of APOL stock.”

     During the fourth quarter of fiscal 2004, we converted all outstanding shares of University of Phoenix Online common stock into shares of Apollo Education Group Class A common stock. The conversion resulted in a $114.2 million reduction to net income related to the premium paid to convert outstanding shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock and a non-cash stock-based compensation charge of $123.5 million related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. In addition, we accrued $9.8 million related to the resolution of a United States Department of Education (ED) program review. Excluding these charges, net income attributed to Apollo Education Group common stock for the three months and year ended August 31, 2004, was $93.1 million, or $.52 per diluted share, and $335.6 million, or $1.88 per diluted share, respectively.

     Net income (loss) attributed to Apollo Education Group common stock (including the conversion of the UOPX tracking stock and the ED settlement referenced above) for the three months and year ended August 31, 2004 was ($104.7 million), or ($.59) per diluted share and $137.8 million, or $.77 per diluted share, respectively, compared to $65.5 million, or $.37 per diluted share and $231.7 million, or $1.30 per diluted share, respectively, reported for the same periods last year.

     Total consolidated revenues for Apollo Group, Inc. for the three months ended August 31, 2004 rose 32.7% to $492.8 million, compared with $371.3 million in the fourth quarter of fiscal 2003. The University of Phoenix accounted for 95.7% of the $457.9 million in net tuition revenues from students enrolled in degree programs for the quarter ended August 31, 2004.

     Total consolidated revenues for Apollo Group, Inc. for the year ended August 31, 2004 rose 34.3% to $1.80 billion, compared with $1.34 billion in the same period last year. The University of Phoenix accounted for 95.5% of the $1.68 billion in net tuition revenues from students enrolled in degree programs for the year ended August 31, 2004.

~continued~

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended August 31, 2004 was $127.0 million, compared to $94.4 million for the three months ended August 31, 2003. Net additions to property and equipment for Apollo Group, Inc. (excluding the purchase and sale of land and buildings related to future Online expansion) for the three months ended August 31, 2004 were $28.7 million, compared to $14.7 million for the three months ended August 31, 2003.

     Net cash provided by operating activities for Apollo Group, Inc. for the year ended August 31, 2004 was $513.4 million, compared to $343.0 million for the year ended August 31, 2003. Net additions to property and equipment for Apollo Group, Inc. (excluding the purchase and sale of land and buildings related to future Online expansion) for the year ended August 31, 2004 were $80.3 million, compared to $55.8 million for the year ended August 31, 2003.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at August 31, 2004 increased by 28% to 255,600 students compared to 200,100 students at August 31, 2003. Degree enrollments at The University of Phoenix (excluding University of Phoenix Online) were 108,900 students at August 31, 2004 compared to 95,600 students at August 31, 2003 representing a 14% increase. Degree enrollments for University of Phoenix Online at August 31, 2004 increased by 50% to 118,900 students compared to 79,400 students at August 31, 2003.

Business Outlook

     Apollo Group, Inc.

•	We expect revenue for the quarter ending November 30, 2004 to be between $529 million and $532 million and to be between $2.285 billion and $2.288 billion for fiscal 2005.

•	Operating margin is expected to be between 32.5% and 33.0% for the quarter ending November 30, 2004 and to be between 32.5% and 33.0% for fiscal 2005.

Diluted earnings per share are expected to be $.56 for the quarter ending November 30, 2004. Excluding non-cash stock-based compensation charges related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options anticipated to occur when the options vest in the fourth quarter of fiscal 2005, diluted earnings per share are expected to be $2.40 for fiscal 2005.

We expect degree enrollments at local campuses to grow between 12% and 13% over the prior year at the end of the first quarter of fiscal 2005. In addition, we expect online degree enrollments to grow in excess of 40% over the prior year at the end of the first quarter of fiscal 2005.

     The company will hold a conference call to discuss these earnings results at 4:30 PM Eastern time, 1:30 PM Phoenix time, on Tuesday, October 5, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 210973. A live webcast of this event may be accessed by visiting the company web site at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #210973) until October 29, 2004.

~continued~

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 82 campuses and 137 learning centers in 39 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 255,600 students as of August 31, 2004.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu.

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three		For the
	Months Ended		Year Ended
	August 31,		August 31,
	2004	2003	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$492,753	$371,273	$1,798,423	$1,339,517

Costs and expenses:
Instructional costs and services	213,478	168,243	765,495	612,940
Selling and promotional	110,762	76,547	383,078	272,348
General and administrative	24,546	17,106	88,090	66,970
Stock-based compensation	123,535		123,535

	472,321	261,896	1,360,198	952,258

Income from operations	20,432	109,377	438,225	387,259
Interest income and other, net	4,646	3,649	18,263	14,545

Income before income taxes	25,078	113,026	456,488	401,804
Provision for income taxes	9,414	42,648	178,714	154,794

Net income	$15,664	$70,378	$277,774	$247,010

Income (loss) attributed to Apollo Education Group common stock:
Net income	$15,664	$70,378	$277,774	$247,010
Stock dividends paid	(114,155)		(114,155)
Income attributed to University of Phoenix Online common shareholders	(6,210)	(4,869)	(25,819)	(15,308)

Income (loss) attributed to Apollo Education Group common shareholders	$(104,701)	$65,509	$137,800	$231,702

Income attributed to University of Phoenix Online common stock:
Net income	$6,210	$4,869	$25,819	$15,308
Stock dividends paid	114,155		114,155

Income attributed to University of Phoenix Online common shareholders	$120,365	$4,869	$139,974	$15,308

Earnings (loss) per share attributed to Apollo Education Group common stock:

Diluted net income (loss) per share	$(0.59)	$0.37	$0.77	$1.30

Diluted weighted average shares outstanding	178,577	178,426	178,897	177,637

Earnings per share attributed to University of Phoenix Online common stock:

Diluted net income per share	$7.18	$0.29	$8.19	$0.93

Diluted weighted average shares outstanding	16,763	16,949	17,081	16,518

	At August 31,
	2004	2003
OPERATING DATA
Students enrolled in degree programs	255,600	200,100

Number of locations:
Campuses	82	71
Learning Centers	137	121

	219	192

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
PRO FORMA ADJUSTED EARNINGS PER SHARE
(Dollars in thousands, except per share amounts)

	For the Three		For the
	Months Ended		Year Ended
	August 31,		August 31,
	2004	2003	2004	2003
	Adjusted income available to common shareholders
GAAP income (loss) attributed to Apollo Education Group common shareholders	$(104,701)	$65,509	$137,800	$231,702
GAAP income attributed to University of Phoenix Online common shareholders	6,210	4,869	25,819	15,308
Stock dividends paid	114,155		114,155

GAAP net income	15,664	70,378	277,774	247,010
Department of Education settlement	9,800		9,800
Stock-based compensation (net of tax)	74,379		74,379

Pro forma net income	$99,843	$70,378	$361,953	$247,010

Income available to common shareholders attributed to:
Apollo Education Group common stock	$93,071	$65,509	$335,572	$231,702

University of Phoenix Online common stock	$6,772	$4,869	$26,381	$15,308

	Pro Forma Adjusted Earnings Per Share
GAAP diluted net income (loss) per share — Apollo Education Group common stock	$(0.59)	$0.37	$0.77	$1.30
Stock dividends paid	0.64		0.64
Department of Education settlement	0.05		0.05
Stock-based compensation (net of tax)	0.42		0.42

Pro forma diluted net income per share — Apollo Education Group common stock	$0.52	$0.37	$1.88	$1.30

Diluted weighted average shares outstanding	178,577	178,426	178,897	177,637

To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company used non-GAAP measures of pro forma net income and pro forma diluted earnings per share, which are adjusted from our GAAP results as shown above. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance. We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations and to provide a more consistent basis for comparison between quarters. These measures are not in accordance with or an alternative for, GAAP and may be different from pro forma measures used by other companies. The difference between the GAAP amounts and the pro forma amounts is the result of the following special items recorded in the fourth quarter of fiscal 2004:

Stock dividends paid and stock-based compensation — The conversion of University of Phoenix Online common stock on August 27, 2004 required us to adjust GAAP income by the premium paid to convert outstanding shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock and to record a stock-based compensation charge related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options.

~continued~

As required by Statement of Financial Accounting Standards No. 128 “Earnings per Share,” we reduced net income attributable to Apollo Education Group common stock in the fourth quarter of fiscal 2004 by approximately $114 million related to the non-cash 10% premium paid to redeem the University of Phoenix Online common stock. The amount of the reduction to net income attributable to Apollo Education Group common stock was calculated based on the number of shares of University of Phoenix Online common stock outstanding and converted on August 27, 2004. This non-cash premium is included on the Consolidated Statement of Operations as stock dividends paid.

As required by Emerging Issues Task Force No. 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44,” we expect to recognize approximately $147 million of non-cash pre-tax stock-based compensation expense related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. We recognized approximately $124 million of the pre-tax stock-based compensation expense in the fourth quarter of fiscal 2004 and will recognize the remaining $23 million as the options vest through 2006.

Department of Education settlement — In the fourth quarter of fiscal 2004 we accrued $9.8 million related to the resolution of a United States Department of Education program review.

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	August 31,	August 31,
	2004	2003
	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$244,519	$416,452
Restricted cash	184,463	147,616
Marketable securities	248,343	235,962
Receivables, net	146,497	123,728
Deferred tax assets, net	10,020	9,098
Income taxes receivable		842
Other current assets	20,842	16,545

Total current assets	854,684	950,243
Property and equipment, net	169,377	119,057
Marketable securities	316,743	245,772
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	47,520	1,155
Other assets	26,853	24,881

Total assets	$1,452,273	$1,378,204

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$3,186	$3,231
Accounts payable	50,895	29,314
Accrued liabilities	69,481	49,525
Income taxes payable	11,856
Student deposits and current portion of deferred revenue	330,020	253,153

Total current liabilities	465,438	335,223
Deferred tuition revenue, less current portion	528	942
Long-term liabilities, less current portion	29,166	15,114

Total liabilities	495,132	351,279

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 187,567,000 and 175,286,000 issued and outstanding at August 31, 2004 and 2003, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at August 31, 2004 and 2003	1	1
University of Phoenix Online nonvoting common stock, no par value, 400,000,000 shares authorized; 15,659,000 issued and outstanding at August 31, 2003
Additional paid-in capital	28,787	293,650
Apollo Education Group Class A treasury stock, at cost, 2,103,000 shares at August 31, 2003		(27,100)
University of Phoenix Online treasury stock, at cost, 86,000 shares at August 31, 2003		(4,601)
Retained earnings	928,815	765,196
Accumulated other comprehensive loss	(565)	(324)

Total shareholders’ equity	957,141	1,026,925

Total liabilities and shareholders’ equity	$1,452,273	$1,378,204

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Year Ended August 31,
	2004	2003
	(Unaudited)
Cash flows provided by (used for) operating activities:
Net income	$277,774	$247,010
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	123,535
Depreciation and amortization	41,641	40,305
Amortization of investment premiums	6,121	5,192
Provision for uncollectible accounts	26,877	20,746
Deferred income taxes	(47,287)	2,224
Tax benefits of stock options exercised	39,590	46,374
Increase in assets:
Restricted cash	(36,847)	(47,364)
Receivables	(49,646)	(45,192)
Other assets	(3,822)	(4,246)
Increase in liabilities:
Accounts payable and accrued liabilities	53,393	8,532
Student deposits and deferred revenue	76,453	66,771
Other liabilities	5,571	2,685

Net cash provided by operating activities	513,353	343,037

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(80,324)	(55,812)
Purchase of land and buildings related to future Online expansion	(33,003)
Proceeds from sale-leaseback of Online buildings	31,278
Purchase of marketable securities	(457,185)	(525,101)
Maturities of marketable securities	367,712	331,341
Purchase of other assets	(3,081)	(2,198)

Net cash used for investing activities	(174,603)	(251,770)

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(443,500)	(6,185)
Issuance of Apollo Education Group Class A common stock	36,183	31,649
Purchase of University of Phoenix Online common stock	(117,996)	(6,613)
Issuance of University of Phoenix Online common stock	14,871	16,124
Payments on long-term debt		(4,600)

Net cash provided by (used for) financing activities	(510,442)	30,375

Currency translation gain (loss)	(241)	(427)

Net increase (decrease) in cash and cash equivalents	(171,933)	121,215
Cash and cash equivalents at beginning of year	416,452	295,237

Cash and cash equivalents at end of year	$244,519	$416,452

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS

	August 31,
	2004	2003
University of Phoenix:
Campuses established prior to August 1999	205,757	160,681
Campuses established after August 1999	22,003	14,258

Total University of Phoenix	227,760	174,939

Institute for Professional Development	24,123	22,348
Western International University	2,269	2,035
College for Financial Planning	1,491	730

Total Degree Enrollment	255,643	200,052

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Company Contact:
Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact:
Janess Pasinski ~Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess.pasinski@apollogrp.edu
Press Contact:
Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ Email: ayla.dickey@apollogrp.edu